UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014 (December 23, 2014)

Starboard Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-1554970	45-5634053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300E. Sonterra Blvd, Suite 1220 San Antonio, Texas		78248
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (210) 999-5400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On December 19, 2014, counsel for Independent Bank, provider of our bank credit facility, transmitted a letter stating that:

Based on information which the Borrower has provided the Lender, the Lender believes that the Borrower has made payments in violation of Section 7.6.4 of the Credit Agreement.  Additionally, based on such information, the Lender believes the Borrower has violated Section 7.2.3 of the Credit Agreement.  As a consequence of the foregoing, one of more Events of Default exist under the Credit Agreement.  The Lender hereby demands that the Borrower cease making payments in violation of Section 7.6.4 and obtain a return of funds wrongfully paid.

The letter also requested that counsel for Independent Bank be provided the name and address of counsel for Starboard Resources, Inc. that will be representing it in the matter.

The Independent Bank Credit Agreement is Exhibit 10.5.01 to our Form 12-G/A filed on July 26, 2013.  Section 7.6.4 of the Credit Agreement relates to payments of principal and interest on a subordinated credit facility to SOSventures, LLC and Section 7.2.3 contains notice provisions.

Starboard Resources, Inc. denies that there has been a default on the credit agreement based on payments to SOSventures, LLC and, acting through counsel, has stated this to counsel for Independent Bank via letter on December 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starboard Resources, Inc.

Date: December 23, 2014	By:	/s/ Michael Pawelek
Michael Pawelek
Chief Executive Officer